UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
October 13, 2011

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897
Address of principal executive offices

Registrant's telephone number: (203) 762-7000

_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers.

On October 13, 2011 Steven Dallas was elected to the board of directors of Drinks Americas Holdings, Ltd. Mr. Dallas is 54 years old and has over 30 years experience in mortgage operations, loan originations, loan administration and servicing.  He also has an extensive background in finance, capital and business operations.   Since 2009, Mr. Dallas has been the owner of the Dallas Finance Group, which focuses on the brokerage of high quality real estate and commercial transactions, real estate finance, commercial business finance, accounts receivable & inventory lending, equipment finance and leasing, real estate equity and mezzanine transactions.  Since 2007, Mr. Dallas has also served as a board member of the USAM Fund, which focuses on funding short term, low loan-to-value commercial real estate loans and building a strong, diversified, long-term investment portfolio for the benefit of founders and investors.  From 1994 until 2007, Mr. Dallas served as the president of DV Capital, Incorporated, a venture capital firm specializing in finance, real estate and entertainment related endeavors.

There is no family relationship between Mr. Dallas and any other executive officer or director of the Company. In addition, Mr. Dallas has not been involved in any transaction with the Company that would require disclosure under Item 404(a) of the Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2011	DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO